UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2010

QuadraMed Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32283	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of principal executive office and zip code)

(703) 709-2300

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Results of Special Meeting of Stockholders

(a)	At 12:00 p.m. on March 9, 2010, QuadraMed Corporation, a Delaware corporation (“QuadraMed” or the “Company”) held a special meeting of its stockholders at the Hyatt Dulles, located at 2300 Dulles Corner Blvd., Herndon, Virginia 20171 (the “Special Meeting”).

(b)	The issued and outstanding shares of stock of the Company entitled to vote at the Special Meeting consisted of 8,307,939 shares of common stock. The common stockholders of the Company voted on two matters at the Special Meeting, both of which were approved pursuant to the following final voting results from the Special Meeting:

(1)	A proposal to adopt the Agreement and Plan of Merger, as it may be amended from time to time (the “Merger Agreement”), dated as of December 7, 2009, by and among QuadraMed, Bavaria Holdings Inc., a Delaware corporation controlled by Francisco Partners (the “Parent”) and Bavaria Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Parent (“Merger Sub”), and to approve the Parent’s acquisition of QuadraMed through a merger of Merger Sub with and into QuadraMed, with QuadraMed surviving the merger as a wholly owned subsidiary of the Parent, as contemplated by the Merger Agreement.

FOR	AGAINST	ABSTAIN
6,532,119	231,221	2,526

(2)	A proposal to approve any adjournments of the Special Meeting to a later date or time, if necessary, to permit further solicitation of proxies if there are insufficient votes at the time of the Special Meeting, or at any adjournment or postponement thereof, to adopt the Merger Agreement and approve the merger.

FOR	AGAINST	ABSTAIN
6,464,174	299,403	2,289

ITEM 8.01	OTHER EVENTS.

On March 9, 2010, QuadraMed Corporation issued two press releases attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, both incorporated into this Item 8.01 by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit 99.1	Press release issued by QuadraMed Corporation dated March 9, 2010.

Exhibit 99.2	Press release issued by QuadraMed Corporation dated March 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2010

QuadraMed Corporation

/s/ David L. Piazza
David L. Piazza, Executive Vice President, Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by QuadraMed Corporation dated March 9, 2010

99.2	Press release issued by QuadraMed Corporation dated March 9, 2010

3